Exhibit 10.4

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of October 20, 2021 (the “Effective Time”), by and between Mirion Technologies, Inc., a Delaware corporation (f/k/a GS Acquisition Holdings Corp II) (the “Company”), and CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (collectively, the “Charterhouse Parties”), each acting by its general partner, Charterhouse General Partners (IX) Limited.

WHEREAS, the Company has consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Business Combination Agreement, dated as of June 17, 2021 (the “BCA”), by and among the Company, Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares, and the other parties thereto;

WHEREAS, the Company desires that, after giving effect to the Transactions, the Charterhouse Parties will, subject to the terms of this Agreement, continue to have a right to representation on the board of directors of the Company (the “Board”);

WHEREAS, pursuant to Section 7.02 of the BCA, Christopher Warren was named as a director by the Charterhouse Parties and elected to the Board by the stockholders of the Company at the SPAC Special Meeting (as defined in the BCA); and

WHEREAS, in furtherance of the foregoing, the Company desires that the Charterhouse Parties have certain director nomination rights with respect to the Company, and the Company desires to provide the Charterhouse Parties with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

ARTICLE 1

NOMINATION RIGHT

Section 1.01.    Board Nomination Right. Subject to Section 1.02, from the Effective Time until the termination of this Agreement in accordance with its terms:

(a)    At every meeting of the Board or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by stockholders of the Company, the Charterhouse Parties shall have the right (but not the obligation) to appoint or nominate for election to the Board, as applicable, one (1) individual, to serve as director of the Company (the “CCP Director”). As of the date hereof, the Charterhouse Parties designate Christopher Warren as the initial CCP Director. The Company shall use reasonable best efforts to take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) the CCP Director is included in the Board’s slate of nominees to the stockholders of the Company for the election of directors of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors of the Company; and (ii) the CCP Director, if up for election, is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors of the Company; provided, that if the Charterhouse Parties inform the Company in writing that they do not wish to appoint or nominate a CCP Director, then the Company shall not be in breach of its obligations under this Section 1.01(a).

(b)    If the CCP Director ceases to serve on the Board for any reason, the Charterhouse Parties shall be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor CCP Director; provided, that, for the avoidance of doubt, the Charterhouse Parties shall have no obligation to fill any such vacancy.

Section 1.02.    Certain Limitations. Notwithstanding the provisions of Section 1.01, the Charterhouse Parties shall not be entitled to designate a person as the CCP Director upon a written determination by the Board or relevant committee thereof that the person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company.

ARTICLE 2

MISCELLANEOUS

Section 2.01.    Termination. This Agreement shall terminate and become void and of no further force or effect: (i) automatically and without any notice or other action by any person on the first date that the Charterhouse Parties, collectively with their respective affiliates, hold less than 5.0% of the then-outstanding common stock of the Company; or (ii) upon the mutual written agreement of the parties.

Section 2.02.    Notices. Any notice or communication under this Agreement must be in writing and given by mail, hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation:

Any notice or communication under this Agreement must be addressed:

if to the Company, to:

Mirion Technologies, Inc.

1218 Menlo Drive

Atlanta, GA 30318

Attention: General Counsel

Email: elee@mirion.com; legal@mirion.com

with a copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real Ste. 100

Menlo Park, California 94025

Attention: Alan F. Denenberg, Stephen Salmon, Bryan M. Quinn

E-mail: alan.denenberg@davispolk.com; stephen.salmon@davispolk.com;

bryan.quinn@davispolk.com

if to the Charterhouse Parties, to:

The Charterhouse Parties

6th Floor, Belgrave House, 76 Buckingham Palace Road

London, SW1W 9TQ, United Kingdom

Attention: Christopher Warren, Thomas Patrick

E-mail: chris.warren@charterhouse.co.uk; tom.patrick@charterhouse.co.uk with copies (which copies shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, New York 10019

Attention: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

Freshfields Bruckhaus Deringer LLP

9 avenue de Messin

75008 Paris, France

Attention: Yann Gozal

E-mail: yann.gozal@freshfields.com

Freshfields Bruckhaus Deringer LLP

100 Bishopsgate

London EC2P 2SR, United Kingdom

Attention: Charles Hayes

E-mail: charles.hayes@freshfields.com

Section 2.03.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 2.04.    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto.

Section 2.05.    No Third Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 2.06.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party hereto acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 2.07.    Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Section 2.08.    Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in federal courts of the United States, the federal courts of the United States sitting in the State of Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 2.02 shall be deemed effective service of process on such party.

Section 2.09.    WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 2.10.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 2.11.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 2.12.    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Section 2.13.    Rights Cumulative. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 2.14.    Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 2.15.    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

MIRION TECHNOLOGIES, INC.

By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
	Title:	Chief Executive Officer and Director

[Signature Page to Director Nomination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

CCP IX LP NO. 1, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

By:	/s/ Thomas S. Patrick
Name: Thomas S. Patrick
Title: Director

CCP IX LP NO. 2, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

By:	/s/ Thomas S. Patrick
Name: Thomas S. Patrick
Title: Director

CCP IX CO-INVESTMENT LP, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

By:	/s/ Thomas S. Patrick
Name: Thomas S. Patrick
Title: Director

CCP IX CO-INVESTMENT NO. 2 LP, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

By:	/s/ Thomas S. Patrick
Name: Thomas S. Patrick
Title: Director

[Signature Page to Director Nomination Agreement]